EXHIBIT 1 A (1)(b)


                           Unanimous Written Consent
                              in Lieu of a Meeting
                                     of the
                              Executive Committee
                                     of the
                               Board of Directors
                                       of
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


   The undersigned, being the duly appointed Directors of GE Capital Life Assurance Company of New York (the "Company"), hereby take the following action by unanimous written consent in lieu of a meeting pursuant to Section 708 of the New York Business Corporation Law:

   WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
   Section 4240 of the New York Insurance Law, adopted a resolution establishing GE Capital Life Separate Account III (the "Separate Account") on March 20, 2000, and

   WHEREAS, The Company wishes to establish forty-three investment subdivisions/subaccounts of Separate Account II which will invest in shares of Alger American Growth Portfolio and Alger American Small Capitalization Portfolio of the Alger American Fund; VIP Equity-Income Portfolio, VIP Growth Portfolio and VIP Overseas Portfolio of Fidelity Variable Insurance Products Fund; VIP II Asset Manager Portfolio and VIP II Contrafund Portfolio of Fidelity Variable Insurance Products Fund II; VIP III Growth & Income Portfolio and VIP III Growth Opportunities Portfolio of Fidelity Variable Insurance Products Fund III; Federated American Leaders Fund II, Federated High Income Fund II and Federated Utility Fund II of Federated Insurance Series; Aggressive Growth Portfolio, Balanced Portfolio, Capital Appreciation Portfolio, Flexible Income Portfolio, Global Life Sciences Portfolio, Global Technology Portfolio, Growth Portfolio, International Growth Portfolio, and Worldwide Growth Portfolio of Janus Aspen Series; Global Income Fund, Income Fund, International Equity Fund, Money Market Fund, Premier Growth Equity Fund, Real Estate Securities Fund, S&P 500 Index Fund, Total Return Fund, U.S. Equity Fund, and Value Equity Fund of GE Investments Funds, Inc.; Oppenheimer Aggressive Growth Fund/VA, Oppenheimer Bond Fund/VA, Oppenheimer Growth Fund/VA, Oppenheimer High Income Fund/VA, and Oppenheimer Multiple Strategies Fund/VA of Oppenheimer Variable Account Funds; PBHG Growth II Portfolio and PBHG Large Cap Growth Portfolio of PBHG Insurance Series Fund, Inc.; Goldman Sachs Growth and Income Fund and Goldman Sachs Mid Cap Value Fund of Goldman Sachs Asset Management, Inc.; Salomon Brothers Investors Fund, Salomon Brothers Strategic Bond Fund, and Salomon Brothers Total Return Fund of Salomon Brothers Variable Series Fund, Inc.

   NOW, THEREFORE, BE IT RESOLVED, That the Board of Directors of the Company does hereby establish and create thirty-seven investment subdivisions/subaccounts of the aforementioned separate account. Each investment subdivision/subaccount shall invest in shares of a single mutual fund portfolio as set forth below:

  INVESTMENT SUBDIVISIONS:        TO BE INVESTED IN:

                                  THE ALGER AMERICAN FUND
  AAF Growth                      Alger American Growth Portfolio
  AAF Small Capitalization        Alger American Small Capitalization Portfolio
                                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  FID Equity-Income               Equity-Income Portfolio
  FID Growth                      Growth Portfolio
  FID Overseas                    Overseas Portfolio
                                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
  FID Asset Manager               Asset Manager Portfolio
  FID Contrafund                  Contrafund Portfolio
                                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
  FID Growth & Income             Growth & Income Portfolio
  FID Growth Opportunities        Growth Opportunities Portfolio
                                  Federated Insurance Series
  FED American Leaders II         Federated American Leaders Fund II
  FED High Income Bond II         Federated High Income Bond Fund II
  FED Utility II                  Federated Utility Fund II
                                  JANUS ASPEN SERIES
  JAN Aggressive Growth           Aggressive Growth Portfolio
  JAN Balanced                    Balanced Portfolio
  JAN Capital Appreciation        Capital Appreciation Portfolio
  JAN Flexible Income             Flexible Income Portfolio
  JAN Global Life Sciences        Global Life Sciences Portfolio
  JAN Global Technology           Global Technology Portfolio
  JAN Growth                      Growth Portfolio
  JAN International Growth        International Growth Portfolio
  JAN Worldwide Growth            Worldwide Growth Portfolio
                                  GE INVESTMENTS FUNDS INC.
  GEI Global Income               Global Income Fund
  GEI Income                      Income Fund
  GEI International Equity        International Equity Fund
  GEI Money Market                Money Market Fund
  GEI Premier Growth Equity       Premier Growth Equity Fund
  GEI Real Estate Securities      Real Estate Securities Fund
  GEI S&P 500 Index               S&P 500 Index Fund
  GEI Total Return                Total Return Fund
  GEI U.S. Equity                 U.S. Equity Fund
  GEI Value Equity                Value Equity Fund
                                  OPPENHEIMER VARIABLE ACCOUNT FUNDS
  OPP Aggressive Growth/VA        Oppenheimer Aggressive Growth Fund/VA
  OPP Bond/VA                     Oppenheimer Bond Fund/VA
  OPP Growth/VA                   Oppenheimer Growth Fund/VA
  OPP High Income/VA              Oppenheimer High Income Fund/VA
  OPP Multiple Strategies/VA      Oppenheimer Mulitiple Strategies Fund/VA
                                  PBHG INSURANCE SERIES FUND, INC.
  PIL Growth II                   Growth II Portfolio
  PIL Large Cap Growth            Large Cap Growth Portfolio
                                  GOLDMAN SACHS VARIABLE INSURANCE TRUST
  GSF Growth and Income           Growth and Income Fund
  GSF Mid-Cap Value               Mid-Cap Value Fund

                                  SALOMON BROTHERS VARIABLE SERIES FUND, INC.
  SAL Investors                   Salomon Brothers Investors Fund
  SAL Strategic Bond              Salomon Brothers Strategic Bond Fund
  SAL Total Return                Salomon Brothers Total Return Fund


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of March 20, 2000.

IN WITNESS WHEREOF, the undersigned have signed this consent as of the 20th day of March, 2000.

/s/ Barry J. Grosman        /s/ Richard I. Byer           /s/ Jerry S. Handler
----------------------      ---------------------         ---------------------
Barry J. Grosman            Richard I. Byer               Jerry S. Handler

/s/ Marshall S. Belkin      /s/ Bernard M. Eiber          /s/ Gerald A. Kaufman
----------------------      ---------------------         ---------------------
Marshall S. Belkin          Bernard M. Eiber              Gerald A. Kaufman

                                      -84-